As filed with the Securities and Exchange Commission on July 10, 1998
                                                      Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                        ENNIS BUSINESS FORMS, INC.
          (Exact name of registrant as specified in its charter)

                Texas                                   75-0256410

    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)


        107 North Sherman                                 75119
          Ennis, Texas                                  (Zip Code)
  (Address of Executive Offices)


       Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan
                          (Full Title of the Plan)

                                Nelson Ward
     President, Chief Operating Officer and Chief Financial Officer
                        Ennis Business Forms, Inc.
                            107 North Sherman
                            Ennis, Texas 75119
                             (972) 872-3100
(Name, address and telephone number, including area code, of agent for service)


                              With Copies To:

                         Russell F. Coleman, Esq.
                        Locke Purnell Rain Harrell
                       (A Professional Corporation)
                       2200 Ross Avenue, Suite 2200
                        Dallas, Texas   75201-6776

                     CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
    Title Of                          Maximum        Maximum
   Securities          Amount         Offering       Aggregate      Amount of
     To Be             To Be          Price Per      Offering     Registration
   Registered        Registered       Share (1)      Price (1)         Fee

 Common Stock,     820,000 shares    $11.78125      $9,660,625       $2,850
$2.50 Par Value

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the New York Stock Exchange on July 9, 1998.

   In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                  PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                               PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Ennis Business Forms, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998; and

          (2) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.


Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      Article 2.02-1 of the Texas Business Corporation Act permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors.

     Article Nine of the Company's Restated Articles of Incorporation provides as follows:

     The Corporation may indemnify any person (and the heirs, executors and administrators of such persons) who is, or was, a director, officer or former director, officer, employee or agent of the Corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation, foreign or domestic, or any partnership, proprietorship, trust, association or enterprise, whether a profit or non-profit business in which it owned shares of capital stock or other interest or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any claim, action, suit or proceeding whether brought by or in the right of the Corporation and whether civil, criminal, administrative or investigative in nature, or in connection with any appeal relating thereto, in which he is made a party or threatened to be made a party by reason of being or having been such director, officer, employee or agent except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any such person, or any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liabilities under the provisions of the Texas Business Corporation Act.

     In addition, Article IX of the Company's Bylaws, as amended, provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving as a director or officer of the Company or serving as such at the request of the Company as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against all expenses including attorneys' fees, judgments, fines and other amounts actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further provided that there shall be no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. The termination of any action, suit or proceeding by settlement or its equivalent not amounting to a judgment thereof shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Any indemnification under the provisions hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct of good faith set forth above. Such determination shall be made (1) by the board of directors of Ennis Business Forms, Inc. by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in Article IX of the Company's Bylaws.

     The indemnification provided for in Article IX of the Company's Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

     In addition to the power of indemnification set forth above, the board of directors is authorized, on behalf of the corporation, to purchase and maintain insurance on behalf of any person who is
     or   was   a  director,  officer,  employee,  or  agent  of   the
     corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another
     corporation,   partnership,  joint  venture,  trust,   or   other
     enterprise  against  any  liability  asserted  against  him   and
     incurred by him in any such capacity or arising out of his status as such; and where such insurance has been purchased and maintained by the corporation but the liability incurred exceeds the applicable limits of coverage thereof, the corporation may reimburse such persons the difference between the liability incurred and the insurance proceeds
     received;    provided,  that  the indemnification provisions above
     have been complied with.

       The   Company  has  purchased  directors'  and  officers'  liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

          5.1   Opinion  of  Locke  Purnell Rain  Harrell  (A  Professional
          Corporation).

          23.1 Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).

          24.1 Power of Attorney (included on the signature pages of this Registration Statement).

          99.1  Ennis Business Forms, Inc. 1998 Option and Restricted Stock
          Plan.


Item 9.  Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)  To reflect  in the   prospectus  any facts or  events arising
               after the effective date of this Registration Statement (or the most recent post-effective amendment therof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)  That, for  the purpose   of determining   any liability  under the
          Securities   Act,  each  such post-effective  amendment  shall  be
          deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To   remove  from    registration   by means of a   post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ennis, State of Texas, on this 10th day of July, 1998.

                            ENNIS BUSINESS FORMS, INC.


                             By:   /s/ Keith S. Walters
                                Keith S. Walters, Chairman of the Board and
                                 Chief Executive Officer


                       POWER OF ATTORNEY

      KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Nelson Ward and Ron Graham, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                   Title                 Date

    /s/ Keith S. Walters     Chairman of the       July 10, 1998
    Keith S. Walters         Board, Chief
                             Executive Officer
                             and Director
                             (Principal
                             Executive Officer)

    /s/ Nelson Ward          President, Chief      July 10, 1998
    Nelson Ward              Operating Officer,
                             Chief Financial
                             Officer and
                             Director
                             (Principal
                             Financial and
                             Accounting
                             Officer)

    /s/ Ron Graham           Vice President -      July 10, 1998
    Ron Graham               Human Resources

    /s/ Dave Erickson        Vice President -      July 10, 1998
    Dave Erickson            Dealer Relations

    /s/ James B. Gardner     Director              July 10, 1998
    James B. Gardner

                             Director
    Harold W. Hartley

    /s/ Robert L. Mitchell   Director              July 10, 1998
    Robert L. Mitchell

    /s/ Thomas R. Price      Director              July 10, 1998
    Thomas R. Price

                             Director
    Pat G. Sorrells

                             Director
    Ewell L.Tankersley


                             Director
    James C. Taylor

                       INDEX TO EXHIBITS


Exhibit                          Exhibit
Number

5.1     Opinion of Locke Purnell Rain Harrell (A Professional
        Corporation).
23.1    Consent of KPMG Peat Marwick LLP.
23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).
24.1 Power of Attorney (included on the signature page of this Registration Statement).
99.1    Ennis Business Forms, Inc. 1998 Option and Restricted
        Stock Plan.